Exhibit 99.1
NEWS RELEASE

The Andersons, Inc. Reports Second Quarter Results and Acquires Full Ownership Interest in The Andersons Marathon Holdings LLC

MAUMEE, OHIO, August 4, 2025 - The Andersons, Inc. (Nasdaq: ANDE) announces financial results for the second quarter ended June 30, 2025. Additionally, the Company announces it has acquired the full ownership interest in The Andersons Marathon Holdings LLC (TAMH).

Second Quarter Highlights:
•Reported net income and adjusted net income attributable to The Andersons of $8 million, or $0.23 per diluted share and $0.24 per diluted share on an adjusted basis
•Adjusted EBITDA was $65 million
•Renewables reported pretax income of $17 million and pretax income attributable to The Andersons of $10 million on strong operating performance
•Agribusiness recorded a pretax income of $19 million and adjusted pretax income attributable to The Andersons of $17 million

Strategic Acquisition of Full Ownership Interest of TAMH:
•Acquired the remaining 49.9% ownership interest in TAMH from a subsidiary of Marathon Petroleum Corp. (Marathon) for $425 million, inclusive of $40 million of working capital (a net purchase price of $385 million)
•The transaction closed on July 31, 2025, funded with cash on hand and debt from existing credit facilities

"Over the past couple of years, we have shared our intent to utilize a disciplined capital deployment approach to grow earnings through additional investment in ethanol. After evaluating several opportunities, we have acquired Marathon's ownership in TAMH, in line with our stated strategy. This transaction doubles our financial ownership in the ethanol industry, a key growth pillar within our Renewables strategy. Importantly, we currently operate the four plants with Andersons employees, thus limiting our execution risk. The acquisition is attractive from a financial perspective and we expect immediate accretion in earnings per share. These production facilities are poised to further benefit from increased support for renewable fuels,” said President and CEO Bill Krueger.

"Construction continues on our Houston port project, which was initiated to improve the efficiency and capacity of our grain operations and add export capacity for U.S. soybean meal, which should be supported by potential changes from the EPA's proposed renewable volume obligations (RVOs). We expect completion of this project by mid-2026. Finally, we are continuing to optimize our portfolio and improve the efficiency of our operations. Work continues on integrating the former Trade and Nutrient businesses, including the addition of Skyland Grain, LLC assets into our agribusiness portfolio. As we finish a successful wheat harvest, we are preparing our facilities for an anticipated large fall harvest. Near record corn plantings in the U.S. should provide opportunities for both our merchandising and grain asset footprint into 2026," continued Krueger.

Strategic Acquisition of the Full Ownership Interest of TAMH

TAMH operates four ethanol plants with total annual production capacity of 500 million gallons located in Albion, Michigan, Clymers, Indiana, Greenville, Ohio and Denison, Iowa. With this acquisition, The Andersons now owns 100% of TAMH. Upon completion of the transaction, TAMH was renamed The Andersons Renewables, LLC.

“We are proud of what we built at TAMH through our partnership with Marathon and are excited to bring the business fully under The Andersons’ leadership given its strong alignment with our long-term strategy. As the sole owner and operator of these assets, we will be able to streamline decision making and unlock greater efficiency,” said Krueger. “We deeply appreciate our partnership with Marathon and look forward to continuing our long-standing commercial relationship. As one of the largest consumers of ethanol in the United States, Marathon remains a valued customer.”
The Andersons, Inc. was advised on the transaction by Goldman Sachs & Co. LLC.

Cash, Liquidity, and Long-Term Debt Management

"Our businesses continue to generate strong cash flows, allowing us to fund a significant portion of our growth projects internally. As such, our debt remains at a modest level and we funded this purchase with cash on hand and existing credit facilities," said Executive Vice President and CFO Brian Valentine. "As a result of this transaction, we will have unrestricted access to 100% of the cash flows from the TAMH entity, which will give us more flexibility to deploy capital across the entire enterprise. We remain below our long-term debt to EBITDA target of less than 2.5 times and are pleased with the strength of our balance sheet."

Cash provided by operating activities was $299 million and $304 million in the second quarter of 2025 and 2024, respectively. Cash from operations before working capital changes in the same periods was $43 million and $89 million, respectively. Cash spent on capital projects in the quarter totaled $49 million, a $20 million increase from 2024.

Second Quarter Segment Overview

$ in millions, except per share amounts
	Q2 2025	Q2 2024	Variance	YTD 2025	YTD 2024	Variance
Pretax Income	$24.8	$57.3	$(32.5)	$28.0	$71.3	$(43.3)
Pretax Income Attributable to the Company[1]	15.9	40.9	(25.0)	14.1	47.7	(33.6)
Adjusted Pretax Income (Loss) Attributable to the Company[1]	15.0	44.9	(29.9)	18.2	51.5	(33.3)
Agribusiness[1]	16.8	32.6	(15.8)	16.7	38.0	(21.3)
Renewables[1]	9.6	23.0	(13.4)	25.0	37.1	(12.1)
Other	(11.5)	(10.7)	(0.8)	(23.5)	(23.6)	0.1
Net Income Attributable to the Company	7.9	36.0	(28.1)	8.1	41.6	(33.5)
Adjusted Net Income Attributable to the Company[1]	8.4	39.5	(31.1)	12.4	45.1	(32.7)
Diluted Earnings Per Share ("EPS")	0.23	1.05	(0.82)	0.24	1.21	(0.97)
Adjusted EPS[1]	0.24	1.15	(0.91)	0.36	1.31	(0.95)
EBITDA[1]	69.4	94.2	(24.8)	120.1	145.7	(25.6)
Adjusted EBITDA[1]	$65.2	$98.3	$(33.1)	$122.4	$149.4	$(27.0)
[1] Non-GAAP financial measures; see appendix for explanations and reconciliations.

Nutrient Volumes and Margins Increase; Grain Markets Remain Over-Supplied

Agribusiness recorded a pretax income of $19 million and adjusted pretax income attributable to the company of $17 million for the quarter, compared to pretax income of $29 million and adjusted pretax income of $33 million in the second quarter of 2024.

Nutrient results improved year-over-year with increased sales volumes on customer demand for nitrogen due to the increase in planted corn acres. A surplus of grain and weak customer demand continue to exist in western markets. This has resulted in low grain prices and limited forward contracting. Both physical assets and merchandising have been impacted by these stagnant markets.

An anticipated large harvest and on-farm storage limitations are expected to make large quantities of grain available at favorable values in the last half of 2025. This should provide sales and merchandising opportunities in the latter part of 2025 and into 2026. The balanced asset and merchandising portfolio enables opportunities in various market conditions, including this period of higher supply.

Agribusiness’s second quarter adjusted EBITDA was $46 million, compared to $56 million in 2024.

Renewables with Solid Quarter on Efficient Operations

The Renewables segment reported pretax income of $17 million and pretax income attributable to the company of $10 million in the second quarter. For the same period in 2024, the segment reported pretax income of $39 million and pretax income attributable to the company of $23 million.

The ethanol plants continue to run efficiently, resulting in higher year-over-year yields and production. Lower board crush, higher eastern corn basis, and increased natural gas costs led to lower overall margins. Plant co-product values also declined, with corn-based feed ingredients continuing to compete against an oversupply of soybean meal.

Although later than expected, an uptick in the ethanol board crush occurred in July and is expected to remain through the summer driving season. This expectation is bolstered by strong demand, including exports, and an expected reduction in corn costs post-harvest.

In future quarters, results will include all the ethanol plants’ earnings, including the share previously attributable to the noncontrolling interest. As the company previously consolidated the entity and managed the plants, there should be limited costs to achieve these accretive results. The regulatory environment may support new opportunities, including at our Clymers, Indiana facility, where a Class VI well permit has been filed on our behalf with the EPA for potential carbon sequestration.

Renewables had second quarter EBITDA of $30 million in 2025, compared to EBITDA of $52 million in 2024.

Income Taxes

The company recorded an income tax provision for the quarter of $8 million, resulting in an effective rate of 32% for the period. With the TAMH transaction and the elimination of a majority of our income attributable to noncontrolling interests, we now anticipate a full-year adjusted effective rate of approximately 22% - 25%.

Conference Call

The company will host a webcast on Tuesday, August 5, 2025, at 8:30 a.m. ET, to discuss its performance and provide its outlook for the remainder of 2025. To access the call, please dial 888-317-6003 or 412-317-6061 (elite entry number is 9563079). It is recommended that you call 10 minutes before the conference call begins.

To access the webcast, click on the link: https://app.webinar.net/k4oVL4Njwl0 and submit the requested information as directed. A replay of the call can also be accessed under the heading "Investors" on the company’s website at www.andersonsinc.com.

Forward-Looking Statements

This release contains forward-looking statements. These statements involve risks and uncertainties that could cause actual results to differ materially. Without limitation, these risks include economic, weather and regulatory conditions, competition, geopolitical risk, and the risk factors set forth from time to time in the company’s filings with the Securities and Exchange Commission. Although the company believes that the assumptions upon which the financial information and its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct.

Non-GAAP Measures

This release contains non-GAAP financial measures. The company believes that pretax income (loss) attributable to the company; adjusted pretax income (loss) attributable to the company; adjusted pretax income (loss); adjusted net income attributable to the company; adjusted diluted earnings per share; earnings before interest, taxes, depreciation, and amortization (or EBITDA); adjusted EBITDA; and cash from operations before working capital changes provide additional information to investors and others about its operations, allowing an evaluation of underlying operating performance and liquidity and better period-to-period comparability. The above measures are not and should not be considered as alternatives to pretax income (loss) or income (loss) before income taxes, net income (loss), diluted earnings (loss) per share attributable to The Andersons, Inc. common shareholders and cash provided by (used in) operating activities as determined by generally accepted accounting principles. Reconciliations of the GAAP to non-GAAP measures may be found within this press release and the financial tables provided herein.

Company Description

The Andersons, Inc., is a North American agriculture company that conducts business in the agribusiness and renewables sectors. Guided by its Statement of Principles, The Andersons is committed to providing extraordinary service to its customers, helping its employees improve, supporting its communities, and increasing the value of the company. For more information, please visit www.andersonsinc.com.

Investor Relations Contact
Mike Hoelter
Vice President, Corporate Controller and Investor Relations
Phone: 419-897-6715
E-mail: investorrelations@andersonsinc.com

The Andersons, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share data)	2025	2024	2025	2024
Sales and merchandising revenues	$3,135,869	$2,795,205	$5,794,967	$5,513,422
Cost of sales and merchandising revenues	2,977,453	2,619,834	5,483,679	5,209,731
Gross profit	158,416	175,371	311,288	303,691
Operating, administrative and general expenses	134,589	116,614	280,343	235,972
Interest expense, net	11,495	6,611	24,591	13,133
Other income, net	12,503	5,200	21,694	16,728
Income before income taxes	24,835	57,346	28,048	71,314
Income tax provision	8,028	4,876	5,910	6,179
Net income	16,807	52,470	22,138	65,135
Net income attributable to noncontrolling interests	8,950	16,494	13,997	23,578
Net income attributable to The Andersons, Inc.	$7,857	$35,976	$8,141	$41,557

Earnings per share attributable to The Andersons, Inc. common shareholders:
Basic earnings:	$0.23	$1.06	$0.24	$1.22
Diluted earnings:	$0.23	$1.05	$0.24	$1.21

The Andersons, Inc.
Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	June 30, 2025	December 31, 2024	June 30, 2024
Assets
Current assets:
Cash and cash equivalents	$350,970	$561,771	$530,386
Accounts receivable, net	783,892	764,550	743,550
Inventories	771,868	1,286,811	686,540
Commodity derivative assets – current	147,937	148,801	180,189
Other current assets	120,780	88,344	108,634
Total current assets	2,175,447	2,850,277	2,249,299
Property, plant and equipment, net	883,985	868,151	694,136
Other assets, net	387,059	402,886	356,378
Total assets	$3,446,491	$4,121,314	$3,299,813

Liabilities and equity
Current liabilities:
Short-term debt	$104,467	$166,614	$4,021
Trade and other payables	572,232	1,047,436	607,083
Customer prepayments and deferred revenue	73,545	194,025	124,424
Commodity derivative liabilities – current	79,253	59,766	128,847
Current maturities of long-term debt	64,210	36,139	27,671
Accrued expenses and other current liabilities	186,902	227,192	192,683
Total current liabilities	1,080,609	1,731,172	1,084,729
Long-term debt, less current maturities	578,464	608,151	549,378
Other long-term liabilities	176,908	182,155	145,444
Total liabilities	1,835,981	2,521,478	1,779,551
Total equity	1,610,510	1,599,836	1,520,262
Total liabilities and equity	$3,446,491	$4,121,314	$3,299,813

The Andersons, Inc.
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Six months ended June 30,
(in thousands)	2025	2024
Operating Activities
Net income	$22,138	$65,135
Adjustments to reconcile net income to cash (used in) provided by operating activities:
Depreciation and amortization	67,411	61,218
Other	10,311	10,821
Changes in operating assets and liabilities:
Accounts receivable	(23,396)	15,284
Inventories	521,356	477,723
Commodity derivatives	19,857	36,010
Other current and non-current assets	(31,730)	(50,587)
Payables and other current and non-current liabilities	(636,646)	(550,797)
Net cash (used in) provided by operating activities	(50,699)	64,807
Investing Activities
Purchases of property, plant and equipment and capitalized software	(95,376)	(55,389)
Insurance proceeds	13,989	—
Other	5,680	(2,749)
Net cash used in investing activities	(75,707)	(58,138)
Financing Activities
Net payments under short-term lines of credit	(64,875)	(37,705)
Proceeds from issuance of long-term debt	14,700	—
Payments of long-term debt	(16,645)	(13,752)
Dividends paid	(13,367)	(12,993)
Value of shares withheld for taxes	(3,931)	(8,071)
Distributions to noncontrolling interest owner	(1,547)	(47,405)
Other	(1,343)	—
Net cash used in financing activities	(87,008)	(119,926)
Effect of exchange rates on cash and cash equivalents	2,613	(211)
Decrease in cash and cash equivalents	(210,801)	(113,468)
Cash and cash equivalents at beginning of period	561,771	643,854
Cash and cash equivalents at end of period	$350,970	$530,386

The Andersons, Inc.
Adjusted Net Income Attributable to The Andersons, Inc.
A non-GAAP financial measure
(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except per share data)	2025	2024	2025	2024
Net income	$16,807	$52,470	$22,138	$65,135
Net income attributable to noncontrolling interests	8,950	16,494	13,997	23,578
Net income attributable to The Andersons, Inc.	7,857	35,976	8,141	41,557
Adjustments:
Loss on investments	7,178	—	7,178	—
Transaction related compensation	1,768	4,049	3,871	6,900
Severance expense	1,197	—	1,197	—
Insured inventory and property recoveries, net	(7,845)	—	(4,919)	—
Gain on sale of businesses, net	(3,190)	—	(3,190)	—
Gain on deconsolidation of joint venture	—	—	—	(3,117)
Income tax impact of adjustments[1]	1,400	(531)	143	(252)
Total adjusting items, net of tax	508	3,518	4,280	3,531
Adjusted net income attributable to The Andersons, Inc.	$8,365	$39,494	$12,421	$45,088

Diluted earnings per share attributable to The Andersons, Inc. common shareholders	$0.23	$1.05	$0.24	$1.21

Impact on diluted earnings per share	$0.01	$0.10	$0.12	$0.10
Adjusted diluted earnings per share	$0.24	$1.15	$0.36	$1.31
1 The income tax impact of adjustments is taken at the blended federal, state, and local tax rate of 25% with the exception of the impairment of an equity method investment of $4.4 million in 2025 and certain transaction related compensation in 2024.

Adjusted net income (loss) attributable to The Andersons, Inc. reflects reported net income (loss) available to The Andersons, Inc. common shareholders after the removal of specified items described above. Adjusted diluted earnings (loss) per share reflects the fully diluted EPS of The Andersons, Inc. after removal of the effect on EPS as reported of specified items described above. Management believes that Adjusted net income (loss) attributable to The Andersons, Inc. and Adjusted diluted earnings (loss) per share are useful measures of The Andersons, Inc. performance as they provide investors additional information about the operations of the company allowing better evaluation of underlying business performance and better comparability to previous periods. These non-GAAP financial measures are not intended to replace or be alternatives to Net income attributable to The Andersons, Inc. and Diluted earnings per share attributable to The Andersons, Inc. common shareholders as reported, the most directly comparable GAAP financial measures, or any other measures of operating results under GAAP. Earnings amounts described above have been divided by the company’s average number of diluted shares outstanding for each respective period in order to arrive at an adjusted diluted earnings (loss) per share amount for each specified item.

The Andersons, Inc.
Segment Data
(unaudited)

(in thousands)	Agribusiness	Renewables	Other	Total
Three months ended June 30, 2025
Sales and merchandising revenues	$2,414,827	$721,042	$—	$3,135,869
Cost of sales and merchandising revenues	2,282,765	694,688	—	2,977,453
Gross profit	132,062	26,354	—	158,416
Operating, administrative and general expenses	114,012	8,951	11,626	134,589
Interest expense (income), net	11,331	725	(561)	11,495
Other income (loss), net	12,180	746	(423)	12,503
Income (loss) before income taxes	18,899	17,424	(11,488)	24,835
Income attributable to noncontrolling interests	1,171	7,779	—	8,950
Income (loss) before income taxes attributable to The Andersons, Inc.[1]	$17,728	$9,645	$(11,488)	$15,885
Adjustments to income (loss) before income taxes[2]	(892)	—	—	(892)
Adjusted income (loss) before income taxes attributable to The Andersons, Inc.[1]	$16,836	$9,645	$(11,488)	$14,993

Three months ended June 30, 2024
Sales and merchandising revenues	$2,109,351	$685,854	$—	$2,795,205
Cost of sales and merchandising revenues	1,981,308	638,526	—	2,619,834
Gross profit	128,043	47,328	—	175,371
Operating, administrative and general expenses	97,906	8,046	10,662	116,614
Interest expense (income), net	6,098	996	(483)	6,611
Other income (loss), net	4,542	1,176	(518)	5,200
Income (loss) before income taxes	28,581	39,462	(10,697)	57,346
Income attributable to noncontrolling interests	—	16,494	—	16,494
Income (loss) before income taxes attributable to The Andersons, Inc.[1]	$28,581	$22,968	$(10,697)	$40,852
Adjustments to income (loss) before income taxes[2]	4,049	—	—	4,049
Adjusted income (loss) before income taxes attributable to The Andersons, Inc.[1]	$32,630	$22,968	$(10,697)	$44,901
[1] Income (loss) before income taxes attributable to The Andersons, Inc. for each operating segment is defined as net sales and merchandising revenues plus identifiable other income less all identifiable operating expenses, including interest expense for carrying working capital and long-term assets and is reported net of the noncontrolling interest share of income.
[2] Additional information on the individual adjustments that are included in the adjustments to income (loss) before income taxes can be found in the Reconciliation to EBITDA and Adjusted EBITDA table. All adjustments are consistent with the EBITDA reconciliation with the exception of items where a portion of the expense is attributable to the noncontrolling interest and is represented in Income attributable to the noncontrolling interest within the reconciliation above. These adjustments include a $3.3 million difference in insured inventory and property damages in the Agribusiness segment for the three months ended June 30, 2025.

The Andersons, Inc.
Segment Data
(unaudited)

(in thousands)	Agribusiness	Renewables	Other	Total
Six months ended June 30, 2025
Sales and merchandising revenues	$4,408,114	$1,386,853	$—	$5,794,967
Cost of sales and merchandising revenues	4,157,454	1,326,225	—	5,483,679
Gross profit	250,660	60,628	—	311,288
Operating, administrative and general expenses	238,501	18,734	23,108	280,343
Interest expense (income), net	24,157	1,423	(989)	24,591
Other income (loss), net	21,221	1,834	(1,361)	21,694
Income (loss) before income taxes	9,223	42,305	(23,480)	28,048
Income (loss) attributable to noncontrolling interests	(3,351)	17,348	—	13,997
Income (loss) before income taxes attributable to The Andersons, Inc.[1]	$12,574	$24,957	$(23,480)	$14,051
Adjustments to income (loss) before income taxes[2]	4,137	—	—	4,137
Adjusted income (loss) before income taxes attributable to The Andersons, Inc.[1]	$16,711	$24,957	$(23,480)	$18,188

Six months ended June 30, 2024
Sales and merchandising revenues	$4,170,790	$1,342,632	$—	$5,513,422
Cost of sales and merchandising revenues	3,943,228	1,266,503	—	5,209,731
Gross profit	227,562	76,129	—	303,691
Operating, administrative and general expenses	194,827	16,823	24,322	235,972
Interest expense (income), net	12,729	1,453	(1,049)	13,133
Other income (loss), net	11,113	5,936	(321)	16,728
Income (loss) before income taxes	31,119	63,789	(23,594)	71,314
Income attributable to noncontrolling interests	—	23,578	—	23,578
Income (loss) before income taxes attributable to The Andersons, Inc.[1]	$31,119	$40,211	$(23,594)	$47,736
Adjustments to income (loss) before income taxes[2]	6,900	(3,117)	—	3,783
Adjusted income (loss) before income taxes attributable to The Andersons, Inc.[1]	$38,019	$37,094	$(23,594)	$51,519
[1] Income (loss) before income taxes attributable to The Andersons, Inc. for each operating segment is defined as net sales and merchandising revenues plus identifiable other income less all identifiable operating expenses, including interest expense for carrying working capital and long-term assets and is reported net of the noncontrolling interest share of income.
[2] Additional information on the individual adjustments that are included in the adjustments to income (loss) before income taxes can be found in the Reconciliation to EBITDA and Adjusted EBITDA table. All adjustments are consistent with the EBITDA reconciliation with the exception of items where a portion of the expense is attributable to the noncontrolling interest and is represented in Income attributable to the noncontrolling interest within the reconciliation above. These adjustments include a $1.7 million difference in insured inventory and property damages in the Agribusiness segment for the six months ended June 30, 2025.

The Andersons, Inc.
Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)
A non-GAAP financial measure
(unaudited)

(in thousands)	Agribusiness	Renewables	Other	Total
Three months ended June 30, 2025
Net income (loss)	$18,899	$17,424	$(19,516)	$16,807
Interest expense (income)	11,331	725	(561)	11,495
Tax provision	—	—	8,028	8,028
Depreciation and amortization	20,399	12,018	654	33,071
EBITDA	50,629	30,167	(11,395)	69,401
Adjusting items impacting EBITDA:
Transaction related compensation	1,768	—	—	1,768
Loss on investments	7,178	—	—	7,178
Insured inventory and property recoveries, net	(11,162)	—	—	(11,162)
Gain on sale of businesses, net	(3,190)	—	—	(3,190)
Severance expense	1,197	—	—	1,197
Total adjusting items	(4,209)	—	—	(4,209)
Adjusted EBITDA	$46,420	$30,167	$(11,395)	$65,192

Three months ended June 30, 2024
Net income (loss)	$28,581	$39,462	$(15,573)	$52,470
Interest expense (income)	6,098	996	(483)	6,611
Tax provision	—	—	4,876	4,876
Depreciation and amortization	17,279	11,719	1,271	30,269
EBITDA	51,958	52,177	(9,909)	94,226
Adjusting items impacting EBITDA:
Transaction related compensation	4,049	—	—	4,049
Total adjusting items	4,049	—	—	4,049
Adjusted EBITDA	$56,007	$52,177	$(9,909)	$98,275
Adjusted EBITDA is defined as earnings before interest, taxes and depreciation and amortization, adjusted for specified items. The company calculates adjusted EBITDA by removing the impact of specified items and adding back the amounts of interest expense, tax expense and depreciation and amortization to net income (loss). Management believes that adjusted EBITDA is a useful measure of the company’s performance as it provides investors additional information about the company’s operations allowing better evaluation of underlying business performance and improved comparability to prior periods. Adjusted EBITDA is a non-GAAP financial measure and is not intended to replace or be an alternative to net income (loss), the most directly comparable GAAP financial measure.

The Andersons, Inc.
Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)
A non-GAAP financial measure
(unaudited)

(in thousands)	Agribusiness	Renewables	Other	Total
Six months ended June 30, 2025
Net income (loss)	$9,223	$42,305	$(29,390)	$22,138
Interest expense (income)	24,157	1,423	(989)	24,591
Tax provision	—	—	5,910	5,910
Depreciation and amortization	42,084	23,909	1,418	67,411
EBITDA	75,464	67,637	(23,051)	120,050
Adjusting items impacting EBITDA:
Transaction related compensation	3,871	—	—	3,871
Insured inventory and property recoveries, net	(6,661)	—	—	(6,661)
Gain on sale of businesses, net	(3,190)	—	—	(3,190)
Loss on investments	7,178	—	—	7,178
Severance expense	1,197	—	—	1,197
Total adjusting items	2,395	—	—	2,395
Adjusted EBITDA	$77,859	$67,637	$(23,051)	$122,445

Six months ended June 30, 2024
Net income (loss)	$31,119	$63,789	$(29,773)	$65,135
Interest expense (income)	12,729	1,453	(1,049)	13,133
Tax provision	—	—	6,179	6,179
Depreciation and amortization	34,327	23,684	3,207	61,218
EBITDA	78,175	88,926	(21,436)	145,665
Adjusting items impacting EBITDA:
Transaction related compensation	6,900	—	—	6,900
Gain on deconsolidation of joint venture	—	(3,117)	—	(3,117)
Total adjusting items	6,900	(3,117)	—	3,783
Adjusted EBITDA	$85,075	$85,809	$(21,436)	$149,448

The Andersons, Inc.
Trailing Twelve Months of EBITDA and Adjusted EBITDA
A non-GAAP financial measure
(unaudited)

	Three Months Ended,				Twelve months ended June 30, 2025
(in thousands)	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025
Net income	$51,461	$54,104	$5,331	$16,807	$127,703
Interest expense	8,361	10,266	13,096	11,495	43,218
Tax provision (benefit)	10,731	13,146	(2,118)	8,028	29,787
Depreciation and amortization	30,408	36,178	34,340	33,071	133,997
EBITDA	100,961	113,694	50,649	69,401	334,705
Adjusting items impacting EBITDA:
Transaction related compensation	1,668	2,536	2,103	1,768	8,075
Insured inventory and property damage (recoveries), net	(5,204)	(4,446)	4,502	(11,162)	(16,310)
Loss on investments	—	1,535	—	7,178	8,713
Severance expense	—	—	—	1,197	1,197
Gain on sale of businesses, net	—	—	—	(3,190)	(3,190)
Acquisition costs	—	3,193	—	—	3,193
Total adjusting items	(3,536)	2,818	6,605	(4,209)	1,678
Adjusted EBITDA	$97,425	$116,512	$57,254	$65,192	$336,383

	Three Months Ended,				Twelve months ended June 30, 2024
	September 30, 2023	December 31, 2023	March 31, 2024	June 30, 2024
Net income	$30,523	$78,437	$12,665	$52,470	$174,095
Interest expense	8,188	8,101	6,522	6,611	29,422
Tax provision	7,862	13,324	1,303	4,876	27,365
Depreciation and amortization	31,215	31,306	30,949	30,269	123,739
EBITDA	77,788	131,168	51,439	94,226	354,621
Adjusting items impacting EBITDA:
Transaction related compensation	1,999	3,212	2,852	4,049	12,112
Gain on deconsolidation of joint venture	—	—	(3,117)	—	(3,117)
Goodwill impairment	—	686	—	—	686
Gain on sale of assets	(5,643)	—	—	—	(5,643)
Gain on cost method investment	(4,798)	—	—	—	(4,798)
Impairment on equity method investments	963	—	—	—	963
Total adjusting items	(7,479)	3,898	(265)	4,049	203
Adjusted EBITDA	$70,309	$135,066	$51,174	$98,275	$354,824

The Andersons, Inc.
Cash from Operations Before Working Capital Changes
A non-GAAP financial measure
(unaudited)

	Three months ended June 30,		Six months ended June 30,
(in thousands)	2025	2024	2025	2024
Cash provided by (used in) operating activities	$299,321	$304,434	$(50,699)	$64,807
Changes in operating assets and liabilities
Accounts receivable	29,872	(42,441)	(23,396)	15,284
Inventories	482,825	308,640	521,356	477,723
Commodity derivatives	18,781	64,508	19,857	36,010
Other current and non-current assets	(23,172)	(52,510)	(31,730)	(50,587)
Payables and other current and non-current liabilities	(251,871)	(62,528)	(636,646)	(550,797)
Total changes in operating assets and liabilities	256,435	215,669	(150,559)	(72,367)
Cash from operations before working capital changes	$42,886	$88,765	$99,860	$137,174
Cash from operations before working capital changes is defined as cash provided by (used in) operating activities before the impact of changes in working capital within the statement of cash flows. The Company calculates cash from operations by eliminating the effect of changes in accounts receivable, inventories, commodity derivatives, other assets, and payables and accrued expenses from the cash provided by (used in) operating activities. Management believes that cash from operations before working capital changes is a useful measure of the company’s performance as it provides investors additional information about the company’s operations allowing better evaluation of underlying business performance and improved comparability to prior periods. Cash from operations before working capital changes is a non-GAAP financial measure and is not intended to replace or be an alternative to cash provided by (used in) operating activities, the most directly comparable GAAP financial measure.